Exhibit 99.3
Unaudited Pro Forma Condensed Consolidated Financial Statements of Majesco Entertainment Company.
On June 3, 2011, the Company acquired certain assets and assumed certain liabilities of Quick Hit, a developer and operator of online games, and hired its twelve employees. The aggregate purchase price paid was approximately $837,000 in cash.
Based on the relationship of Quick Hit’s reported net loss for its year ended December 31, 2010 ($7.1 million) to the Company’s reported net loss for the fiscal year ended October 31, 2010, the Company is presenting the following pro forma condensed consolidated financial statements in accordance with the requirements of Form 8-K, which reflect costs of Quick Hit’s former strategy. The pro forma statements do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the dates specified and are not expected to be indicative of the results of operations that may be achieved in the future. Further, the Company intends to reduce subcontracted development and other expenses incurred by it prior to the acquisition of the Quick Hit assets to pursue its social games strategy. No adjustments for cost savings expected to be achieved through the acquisition of the Quick Hit assets are reflected as adjustments to the pro forma results.
Quick Hit was originally formed in 2008 to develop and operate a series of online, head-to-head sports games (e.g. football, baseball, basketball, hockey and soccer) with aspects of massively multiplayer online role-playing games (MMORPG) and 3D technology. Between 2009 and 2011, Quick Hit revised its business plan to focus resources on adding features to its football game launched in 2009 and to delay its schedule of future releases. Accordingly, it reduced its workforce during this time from over 30 in 2009 to 12 by June 2011. The Company intends to utilize this workforce to operate its social games strategy and reduce its subcontracted development costs. Accordingly, the historical and pro forma results include significant personnel and licensing costs which will not be incurred by the Company on a going-forward basis. The pro forma financial statements presented do not include adjustments to reflect the expense reductions and synergies the Company expects to realize.
The assets purchased include substantially all of the assets of Quick Hit, consisting primarily of computer equipment and intangible assets, excluding assets related to its online interactive football game (the “Game”). The Company also entered into an exclusive license agreement with a senior lender to Quick Hit for the source code to the Game, with options to extend the license and purchase the game at the end of the license period. If exercised by the Company, extension and option payments of $125,000, $125,000 and $60,000 are due in September 2011, December 2011 and September 2012, respectively. There was no relationship between the Company and Quick Hit prior to the execution of the agreements.
In connection with the transaction, the Company hired twelve employees of Quick Hit, representing substantially all of its personnel. In addition, the Company issued 170,652 shares of restricted common stock as part of the inducement and retention of employees. The shares of restricted common stock have a transaction-date fair value of approximately $524,000, which will be recognized as compensation expense over the 18-month vesting period which began June 3, 2011.
The acquisition has been accounted for as a business combination in accordance with ASC 805, Business Combinations, and as such the Quick Hit assets acquired and liabilities assumed have been recorded at their respective fair values. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to: estimated useful life of tangible and intangible assets acquired, projecting the likelihood and timing of the availability of games to the public and estimating future cash flows. The estimated fair values of the assets acquired and liabilities assumed at the acquisition date included in the unaudited pro forma condensed consolidated financial statements are provisional and are subject to change. Such changes could be significant. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable but no later than one year from the acquisition date.
The unaudited pro forma financial statements included herein give effect to the Company’s acquisition of the selected assets of Quick Hit, Inc. and reflect adjustments having a continuing impact on the consolidated company as a result of using the acquisition method of accounting for the acquisition under ASC 805. The unaudited pro forma condensed consolidated balance sheet is based on historical data as reported by the separate companies, prepared as if the acquisition had occurred on April 30, 2011. The unaudited pro forma condensed consolidated statements of operations is based on historical data as reported by the separate companies, prepared as if the acquisition had occurred on November 1, 2009.
The unaudited pro forma financial statements have been prepared based on available information, using assumptions that our management believes are reasonable. The Statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition. The statements include certain reclassifications to conform the historical financial information of Quick Hit, Inc. to our presentation.
The assumptions used and adjustments made in preparing the unaudited pro forma financial statements are described in the Notes, which should be read in conjunction with the statements. The statements and related notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended October 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2011, and with Quick Hit’s audited financial statements for the two years in the period ended December 31, 2010 and unaudited financial statements as of and for the periods January 1 through June 3, 2010 and 2011, which are included in our Current Report on Form 8-K dated June 3, 2011, as amended. See Note 1 to the unaudited pro forma condensed consolidated financial statements.

MAJESCO ENTERTAINMENT COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF APRIL 30, 2011
(In thousands, except per share amounts)

	Historical		Pro Forma		Pro Forma
	Majesco	Quick Hit*	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalents	$18,478	$37	$(837)	A	$17,678
Due from factor	6,357				6,357
Accounts and other receivables, net	1,219	48			1,267
Inventory, net	7,626				7,626
Advance payments for inventory	203				203
Capitalized software development costs and license fees	5,557				5,557
Prepaid expenses	698	1,683	(1,500)	B	881

Total current assets	40,138	1,768	(2,337)		39,569
Property and equipment, net	906	403	31	C	1,340
Other assets	88	117	63	D	268
Goodwill			73	E	73

Total assets	$41,132	$2,288	$(2,170)		$41,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt and capital lease obligation		$1,884	$(1,884)	G
Accounts payable and accrued expenses	$13,863	1,817	(1,736)	F	$13,944
Advances from customers and deferred revenue	560	37			597

Total current liabilities	14,423	3,738	(3,620)		14,541
Warrant liability	2,551				2,551
Deferred rent		108	(108)	F
Commitments and contingencies
Stockholders’ equity:
Common stock	40				40
Additional paid-in capital	118,138				118,138
Accumulated deficit — Majesco	(93,496)				(93,496)
Accumulated other comprehensive loss	(524)				(524)
Stockholders’ deficit—Quick Hit		(1,558)	1,558	H

Net stockholders’ equity	24,158	(1,558)	1,558		24,158

Total liabilities and stockholders’ equity	$41,132	$2,288	$(2,170)		$41,250

The accompanying notes are an integral part of the unaudited pro forma condensed balance sheet.

*         As of June 3, 2011. See Note 1 to the unaudited pro forma condensed consolidated financial statements.

MAJESCO ENTERTAINMENT COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR
THE SIX MONTHS ENDED APRIL 30, 2011
(In thousands, except per share amounts)

			Pro Forma		Pro Forma
	Majesco	Quick Hit*	Adjustments	Notes	Combined
Net revenues	$80,608	$600			$81,208
Cost of sales
Product costs	34,104	175			34,279
Software development costs and license fees	13,222		$14	D	13,236

	47,326	175	14		47,515

Gross profit	33,282	425	(14)		33,693

Operating costs and expenses
Product research and development	3,203	1,217			4,420
Selling and marketing	9,639	1,070			10,709
General and administrative	5,603	511	5	F	6,119
Loss on impairment of software development costs and license fees — cancelled games	1,362				1,362
Depreciation and amortization	102	155	5	C	262

	19,909	2,953	10		22,872

Operating income (loss)	13,373	(2,528)	(24)		10,821
Other expenses (income)
Interest and financing costs, net	955	332	(332)	G	955
Change in fair value of warrant liability	3,344				3,344

Income (loss) before income taxes	9,074	(2,860)	308		6,522
Income taxes	237		(51)	I	186

Net income (loss)	$8,837	$(2,860)	$359		$6,336

Net income per share:
Basic	$0.23				$0.17
Diluted	$0.22				$0.16
Weighted average shares outstanding:
Basic	37,841,453				37,841,453
Diluted	39,322,894				39,322,894
The accompanying notes are an integral part of the unaudited pro forma condensed consolidated statement of operations.

*       Six months ended June 3, 2011. See Note 1 to the unaudited pro forma condensed consolidated financial statements.

MAJESCO ENTERTAINMENT COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR
THE YEAR ENDED OCTOBER 31, 2010
(In thousands, except per share amounts)

			Pro Forma		Pro Forma
	Majesco	Quick Hit*	Adjustments	Notes	Combined
Net revenues	$75,648	$525			$76,173
Cost of sales
Product costs	38,718	295			39,013
Software development costs and license fees	17,524		$28	D	17,552
Loss on impairment of software development costs and license fees-future releases	1,021				1,021

	57,263	295	28		57,586

Gross profit	18,385	230	(28)		18,587

Operating costs and expenses
Product research and development	3,347	3,744			7,091
Selling and marketing	8,432	1,827			10,259
General and administrative	8,127	1,134	10	F	9,271
Loss on impairment of software development costs and license fees — cancelled games	407				407
Depreciation and amortization	183	342	10	C	535

	20,496	7,047	20		27,563

Operating loss	(2,111)	(6,817)	(48)		(8,976)
Other expenses (income)
Interest and financing costs, net	999	292	(292)	G	999
Change in fair value of warrant liability	(482)				(482)

Loss before income taxes	(2,628)	(7,109)	244		(9,493)
Income taxes	(1,656)				(1,656)

Net loss	$(972)	$(7,109)	$244		$(7,837)

Net loss per share:
Basic	$(0.03)				$(0.21)
Diluted	$(0.03)				$(0.21)
Weighted average shares outstanding:
Basic	37,019,750				37,019,750
Diluted	37,019,750				37,019,750
The accompanying notes are an integral part of the unaudited pro forma condensed consolidated statement of operations.

*	Fiscal year ended December 31, 2010. See Note 1 to the unaudited pro forma condensed consolidated financial statements.

MAJESCO ENTERTAINMENT COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANICAL STATEMENTS
(In thousands, except per share amounts)
Note 1 — Basis of Presentation
The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Quick Hit acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies and associated cost savings that the Company may achieve with respect to the combined companies.
The unaudited pro forma condensed consolidated statement of operations is based on historical statements of operations of Majesco Entertainment Company (the “Company”) and Quick Hit, Inc. (“Quick Hit”), after giving effect to the acquisition of Quick Hit as if it occurred on November 1, 2009. Certain amounts in Quick Hit’s historical consolidated statement of operations have been reclassified to conform to the Company’s presentation.
The acquisition has been accounted for as a purchase business combination pursuant to ASC 805, Business Combinations, and as such the Quick Hit assets acquired and liabilities assumed have been recorded at their estimated respective fair values at the time of the acquisition as defined by ASC 820, Fair Value Measurements and Disclosures and determined by management. In accordance with ASC 805, Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed. The acquisition was financed with available cash on hand.
The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuation of certain tangible and intangible assets acquired and liabilities assumed in connection with the acquisition. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma combined condensed financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.
The fiscal year of Quick Hit ends on December 31. The pro forma condensed consolidated statement of operations includes the Company’s operations for its fiscal year ended October 31, 2010 and the results of Quick Hit for its fiscal year ended December 31, 2010. The pro forma condensed consolidated statement of operations for the six months ended April 30, 2011 includes the results of the Company for the six months ended April 30, 2011 and the results of Quick Hit for their six months ended June 3, 2011. Accordingly, Quick Hit’s results for the month ended December 31, 2010, including $143 of revenue and $726 of net loss, are included in both periods presented. The pro forma condensed consolidated balance sheet includes the Company’s balance sheet as of April 30, 2011 and the balance sheet of Quick Hit as of June 3, 2011.
The unaudited pro forma combined condensed financial statements should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended October 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2011, and with Quick Hit’s audited financial statements for the two years in the period ended December 31, 2010 and unaudited financial statements as of and for the periods January 1 through June 3, 2010 and 2011, which are included in our Current Report on Form 8-K dated June 3, 2011, as amended.

Note 2 — Preliminary Purchase Price Allocation
Pursuant to the Company’s business combinations accounting policy, the total preliminary purchase price for Quick Hit was allocated to the preliminary net tangible and intangible assets based upon their preliminary fair values as set forth below. The Company acquired certain key operating assets as well as the Quick Hit development team to execute on its social games strategy. The Company believes the team can enhance its ability to build, deploy and monetize online games. These factors contributed to a purchase price in excess of the fair value of net tangible and intangible assets acquired, and as a result, the Company has recorded goodwill in connection with this transaction.
The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the acquisition date (in thousands):

Valuation
Cash	$37
Accounts receivable	48
Prepaid expenses	183
Property and equipment	434
Other assets	75
Accounts payable	(81)
Customer advances	(37)
Intangible assets	105

Net identifiable assets	764
Goodwill	73

Net assets acquired	837

The above estimated fair values of assets acquired and liabilities assumed are provisional and are based on the information that was available as of the acquisition date to estimate the fair value of assets acquired and liabilities assumed. The Company believes that information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed but the Company is waiting for additional information necessary to finalize those fair values. Thus, the provisional measurements of fair value reflected are subject to change. Such changes could be significant. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable but no later than one year from the acquisition date.
Of the $105 allocated to identifiable acquired intangible assets, $88 was provisionally assigned to the Company’s license and option for Quick Hit’s existing online football game and $17 to a game in the initial phases of development. The remaining $73 of purchase price was provisionally assigned to Goodwill.
The valuation of the intangible assets acquired and related amortization period is as follows:

	Valuation	Amortization Period
Online game license and option	$88	7-15 months
In process research	17	N/A

Note 3 — Pro Forma Adjustments
A.	Reflects cash paid in the purchase of the assets.

B.	Reflects prepaid balances on agreements related to Quick Hit’s online football game that were not acquired by the Company.

C.	Reflects the excess of the estimated fair value of website and network assets acquired over the cost of assets as recorded by Quick Hit and related depreciation.

D.	Reflects $105 of purchase price allocated to the Company’s license and option agreement related to Quick Hit’s online football game and a game in development, less related intangibles recorded by Quick Hit. Incremental amortization expense of $28 and $14 for the year ended October 31, 2010 and the six months ended April 30, 2011, respectively, relate to the Company’s acquired option.

E.	Reflects $73 of purchase price allocated to Goodwill.

F.	Reflects accounts payable and accrued liabilities not acquired by the Company in accordance with the Purchase Agreement, including primarily $1,500 pertaining to a license and $120 of accrued interest on long-term debt, and an adjustment to deferred rent recorded by Quick Hit.

G.	Reflects note payable balances outstanding to lenders of Quick Hit not assumed by the Company and the related elimination of Quick Hit’s historical interest expense.

H.	Reflects the elimination of Quick Hit’s historical equity balances.

I.	Reflects the application of Quick Hit operating losses to the Company’s taxable income based on the application of the Company’s effective tax rate, which primarily reflects alternative minimum taxes in the period.